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                                                                  EXHIBIT 10.31A


                 AMENDMENT TO MANUFACTURE AND SUPPLY AGREEMENT

     This Amendment ("Amendment"), effective as of December 12, 1998 ("Amendment Date") by and between VIVUS, Inc., having a principal place of business at 605 East Fairchild Drive, Mountain View, CA 94043, United States of America ("VIVUS"), and Spolana Chemical Works, A.S., having a place of business at 27711 Neratovice, Czech Republic ("Spolana") including all Exhibits and addenda thereto (VIVUS and Spolana collectively, the "Parties"), amends that certain Manufacturing and Supply Agreement by and between the Parties as of May 1997, including all Exhibits and addenda thereto (the "Agreement") as of the Amendment Date.

     The Parties desire to amend the Agreement as set forth herein below:

     NOW, THEREFORE, the Parties agree as follows:

1. AMENDMENT. This Amendment hereby amends the Agreement to incorporate the terms and conditions set forth in this Amendment. The relationship of the Parties shall continue to be governed by the terms and conditions of the Agreement, as amended herein; and in the event that there is any conflict between the terms and conditions of the Agreement and this Amendment, the terms and conditions of this Amendment shall control. As used in this Amendment, all capitalized terms shall have the meanings defined for such terms in this Amendment or, if not defined in the Amendment, the meanings defined in the Agreement.

2.   MODIFICATION TO THE AGREEMENT.

     2.1 VIVUS agrees to pay to Spolana the remaining balance of invoices outstanding as of the Amendment Date, which total [*], within fifteen (15) business days after the Amendment Date.

     2.2 Sections 2.2, 2.3.1 and 2.3.3 of the Agreement are hereby deleted in their entirety.

     2.3 The Parties agree that VIVUS shall not be required to purchase from Spolana any amount of the Product in the remainder of calendar year 1998 or in calendar year 1999 and VIVUS shall have only the following commitment to purchase the Product from Spolana:

          a)  VIVUS shall purchase from Spolana [*]



*Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to omitted portions.
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                  (b) VIVUS agrees to place any new orders of the Product with its existing suppliers on a pro rata basis (based on historical quantities purchased from such suppliers) until the Existing Inventory is fully delivered.

         2.4 The Parties agree that, other than as provided in Section 2.3 of this Amendment, during the period from the Amendment Date until the termination of the Agreement, VIVUS shall not be required to purchase from Spolana any minimum amount of the Product.

         2.5 The Agreement is hereby amended to add the following new Section
3.7:

         "3.7 Change Notification. Spolana shall notify VIVUS through written correspondence to Vice President, Regulatory Affairs, Mountain View, California, copied to Director, Corporate QA, Lakewood, New Jersey, of any proposed changes in the chemistry, manufacturing or controls for pharmaceutical grade Alprostadil (Prostaglandin E(1))(for purposes of this Section 3.7, a "Proposed Change"). VIVUS shall provide written acknowledgement of the receipt of such correspondence within ten (10) business days. The Parties understand that such acknowledgement of receipt does not necessarily represent VIVUS' agreement with or acceptance of the proposed change. Within thirty (30) working days following such acknowledgement of receipt, VIVUS will inform Spolana that (i) VIVUS accepts such Proposed Change, (ii) VIVUS does not accept such Proposed Change, or (iii) VIVUS requires further clarification, information or action by Spolana before it can assess such Proposed Change (for purposes of this Section 3.7, such communication a "Change Assessment"). The Parties understand and agree that in the event that Spolana does not receive from VIVUS a Change Assessment with respect to a particular Proposed Change, Spolana may assume VIVUS accepts such Proposed Change."

         2.5 Section 6.1 of the Agreement is hereby amended to read in its entirety as follows:

                  "6.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in full force until the second anniversary of the Amendment Date, unless this Agreement is terminated earlier in accordance with this Article 6."

         2.6 Section 6.2 of the Agreement is hereby amended to read in its entirety as follows:

                  "6.2 Termination for Convenience. Spolana may terminate this Agreement upon thirty (30) days prior written notice to VIVUS; provided, however, that VIVUS shall not be required to purchase any amount of the Product from Spolana that VIVUS has not ordered prior to such termination."


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3.  ENTIRE AGREEMENT. The Agreement and any Exhibits and addenda thereto together with this Amendment constitute the entire agreement between the Parties with respect to the subject matter thereof and supersede all prior and contemporaneous communications, representations, agreements or understandings, either written or oral, between the Parties.


IN WITNESS WHEREOF, the Parties have executed this Amendment.


VIVUS, INC.                               SPOLANA CHEMICAL WORKS, A.S.

By: /s/ LELAND F. WILSON                  By: /s/ JIRI ZERZANI
   ------------------------------             ------------------------------

Name: Leland F. Wilson                    Name:  Jiri Zerzani
     ----------------------------               ----------------------------

Title: President and CEO                  Title: Commercial Director
      ---------------------------               ----------------------------




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